Exhibit 21.1

Subsidiaries of

ALLIANCEBERNSTEIN

Each of the entities listed below are wholly-owned subsidiaries of AllianceBernstein, unless a specific percentage ownership is indicated:

AllianceBernstein Corporation of Delaware

(Delaware)

Sanford C. Bernstein & Co., LLC

(Delaware)

AllianceBernstein Investments, Inc.

(Delaware)

AllianceBernstein Investor Services, Inc.

(Delaware)

AllianceBernstein Global Derivatives Corporation

(Delaware)

Alliance Corporate Finance Group Incorporated

(Delaware)

AllianceBernstein Oceanic Corporation

(Delaware)

ACM Software Services Ltd.

(Delaware)

Alliance Capital Management (Asia) Ltd.

(Delaware)

Alliance Eastern Europe Inc.

(Delaware)

Alliance Barra Research Institute, Inc.

(Delaware)

Cursitor Alliance LLC

(Delaware)

Meiji-Alliance Capital Corporation

(Delaware; 50% owned)

Alliance Capital Management LLC

(Delaware)

Alliance Capital Management Funding LLC

(Delaware)

AllianceBernstein Canada, Inc.

(Canada)

AllianceBernstein Latin America Ltda.

(Brazil)

AllianceBernstein International (Argentina) SRL

(Argentina)

AllianceBernstein Limited

(UK)

AllianceBernstein Services Limited

(UK)

AllianceBernstein Fixed Income Limited

(UK)

ACM Investments Limited

(UK)

Sanford C. Bernstein Limited

(UK)

Sanford C. Bernstein (CREST Nominees) Limited

(UK)

Whittingdale Holdings Limited

(UK)

Alliance Capital (Luxembourg) S.A.

(Luxembourg)

ACM Bernstein International (France) SAS

(France)

ACM Bernstein GmbH

(Germany)

ACM Bernstein International (Deutschland) GmbH

(Germany)

AllianceBernstein Investment Research (Proprietary) Limited

(South Africa)

AllianceBernstein Investment Research and Management (India) Pvt. Ltd.

(India)

ACAM Trust Company Private Limited

(India)

Alliance Capital (Mauritius) Private Limited

(Mauritius)

AllianceBernstein Investment Management Australia Limited

(Australia)

AllianceBernstein Australia Limited

(Australia; 50% owned)

AllianceBernstein New Zealand Limited

(New Zealand; 50% owned)

AllianceBernstein (Singapore) Ltd.

(Singapore)

Alliance Capital (Taiwan) Ltd.

(Taiwan)

Far Eastern-Alliance Asset Management Ltd.

(Taiwan; 20% owned)

AllianceBernstein Japan Ltd.

(Japan)

New-Alliance Asset Management (Asia) Limited (“New-Alliance”)

(Hong Kong; 50% owned)

ACM New-Alliance (Luxembourg) S.A.

(Luxembourg; 99% owned by New-Alliance)